UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2015

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 7, 2015, Northern Oil and Gas, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its third amended and restated credit agreement, dated February 28, 2012, as amended (the “Credit Agreement”), governing the Company’s revolving credit facility with Royal Bank of Canada, as Administrative Agent, and the lenders party thereto.  Pursuant to the Amendment, the Company’s borrowing base under the credit facility has been reaffirmed at the existing $550 million level.  The next redetermination of the borrowing base is scheduled for October 1, 2015.

The Amendment also amends certain other provisions of the Credit Agreement.  The financial covenants under the credit agreement were amended to (i) remove the requirement that the Company maintain a ratio of total debt to EBITDAX of no greater than 4.0 to 1.0, and (ii) replace that with a requirement that the Company maintain a ratio of secured debt to EBITDAX of no greater than 2.5 to 1.0.  The Amendment also added a covenant that requires the Company to maintain a ratio of EBITDAX to interest expense of at least 2.5 to 1.0, and restricted the Company’s ability to incur additional indebtedness outside of the credit facility.

The Amendment is included as exhibit 10.1 to this Form 8-K, and the foregoing description of the material terms of the Amendment is qualified by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)           On April 7, 2015, the Audit Committee of our Board of Directors dismissed Deloitte & Touche LLP (“Deloitte”) as our Company’s independent registered public accounting firm.

Neither of Deloitte’s reports on the financial statements of the Company for the fiscal years ended December 31, 2013 or December 31, 2014 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and 2014 and through April 7, 2015, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter thereof in connection with its reports on our financial statements for such periods.  During the same periods, there was no reportable event of the type set forth in Item 304(a)(1)(v) of Regulation S-K.

We have provided Deloitte with a copy of this disclosure and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter from Deloitte is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)           On April 7, 2015, the Audit Committee of our Board of Directors approved the engagement of Grant Thornton LLP as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, subject to completion of their client acceptance procedures which were completed on April 10, 2015.    During the fiscal years ended December 31, 2013 and December 31, 2014, and through April 7, 2015, we have not consulted with Grant Thornton with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 7.01.                      Regulation FD Disclosure.

On April 13, 2015, the Company issued a press release regarding the credit facility Amendment and borrowing base redetermination, a copy of which is furnished as exhibit 99.1 hereto.

Item 9.01.                      Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Fifth Amendment to Third Amended and Restated Credit Agreement, dated April 7, 2015, by and among Northern Oil and Gas, Inc., Royal Bank of Canada, and the Lenders party thereto.
16.1	Letter from Deloitte & Touche LLP dated April 9, 2015.
99.1	Press release of Northern Oil and Gas, Inc., dated April 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2015	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fifth Amendment to Third Amended and Restated Credit Agreement, dated April 7, 2015, by and among Northern Oil and Gas, Inc., Royal Bank of Canada, and the Lenders party thereto.
16.1	Letter from Deloitte & Touche LLP dated April 9, 2015.
99.1	Press release of Northern Oil and Gas, Inc., dated April 13, 2015.